REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Enterprise Acquisition Corp.

We have audited the accompanying balance sheet of Enterprise Acquisition Corp. (a corporation in the development stage) (the “Company”) as of November 14, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 9, 2007 (inception) to November 14, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures on the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Acquisition Corp. as of November 14, 2007 and the results of its operations and its cash flows for the period from July 9, 2007 (inception) to November 14, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP

New York, NY

November 19, 2007

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Balance Sheet

November 14, 2007

Assets
Current Assets:
Cash	$46,375
Prepaid expenses	320,084
Total current assets	366,459

Cash held in trust	247,608,993

Total assets	$247,975,452

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued offering costs	$35,000
Accrued expenses	35,000
Income tax payable	12,400
Franchise tax payable	165,000
Accrued underwriters’ fee, payment deferred until consummation of a business combination	8,375,000
Note payable to initial stockholder	100,000
Total current liabilities	8,722,400

Common stock subject to possible redemption ( 7,499,999 - shares at an estimated $9.90 redemption value) (Note 1)	74,249,990

Commitments and contingencies (Note 5)	—

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 32,187,500 shares issued and outstanding (which includes 7,499,999 shares subject to possible conversion (Note 1) and 937,500 shares subject to forfeiture (Note 4))	3,219
Additional paid-in capital	165,026,241
Earnings accumulated during the development stage	(26,398)
Total stockholders’ equity	165,003,062
Total liabilities and stockholders’ equity	$247,975,452

See accompanying notes to financial statements.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statement of Operations

For the period from July 9, 2007 (inception) to November 14, 2007

Formation and operating costs	$49,908
Loss from operations	(49,908)

Other income – interest	35,910

Loss before taxes	(13,998)

Provision for income taxes	(12,400)

Net income	$(26,398)

Weighted average common shares outstanding basic and diluted	7,381,298
Basic earnings per common share – basic and diluted	$0.00

See accompanying notes to financial statements.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period from July 9, 2007 (inception) to November 14, 2007

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount

Balance July 9, 2007 (inception)
Common shares issued to founders at $0.03 per share (includes 937,500 subject to forfeiture)	7,187,500	$719	$24,281	—	$25,000

Proceeds from issuance of warrants	—	—	7,500,000	—	7,500,000

Sale of 25,000,000 Units through public offering net of underwriter’s discount and offering expenses at $10.00 per unit (which includes 7,499,999 shares subject to possible redemption)	25,000,000	2,500	231,751,950	—	231,754,450

Less 7,499,999 shares of common stock subject to possible redemption			(74,249,990)		(74,249,990)

Net income	—	—	—	(26,398)	(26,398)

Balance at November 14, 2007	32,187,500	$3,219	165,026,241	$(26,398)	165,003,062

See accompanying notes to financial statements.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statement of Cash Flows

For the period from July 9, 2007 (Inception) to November 14, 2007

Cash flows from operating activities:
Net income	$(26,398)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in:
Prepaid expenses	(320,084)
Accrued expenses	35,000
Income tax payable	12,400
Franchise tax payable	165,000
Net cash used in operating activities	(134,082)

Cash flows from investing activities:
Cash held in trust account	(247,575,000)
Investment income in trust account	(33,993)
Net cash used in investing activities	(247,608,993)

Cash flows from financing activities:
Proceeds from note payable to related party	350,000
Proceeds from issuance of securities to initial stockholders	25,000
Proceeds from public offering	250,000,000
Proceeds from issuance of insider warrants	7,500,000
Repayment of note payable to related party	(250,000)
Payment of costs associated with Offering	(9,835,550)
Net cash provided by financing activities	247,789,450

Net increase in cash	46,375

Cash beginning of period	—
Cash end of period	$46,375
Supplemental disclosures of non-cash financing activities:
Accrued offering costs	$35,000
Deferred underwriters’ fees	$8,375,000

See accompanying notes to financial statements.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations

Enterprise Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on July 9, 2007. The Company was formed to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified operating business or businesses. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.

At November 14, 2007, the Company had not commenced any operations. All activity through November 14, 2007 relates to the Company’s formation and initial public offering (the “Offering”) described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents. The Company has selected December 31 as its fiscal year end.

The registration statement for the Offering was declared effective November 7, 2007. The company consummated the Offering on November 14, 2007. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business (“Business Combination”). As used herein, “Target Business” shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account, less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $8.375 million, or approximately $9.63 million if the over-allotment option is exercised in full, described below)). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

The Company’s efforts in identifying a prospective Target Business will not be limited to particular companies; however the Company’s management team has extensive experience in the media and entertainment, technology, consumer products, telecommunications, and real estate development industries and may consider acquisitions in these sectors.

Upon the closing of the Offering, $247,575,000 was placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The amount placed in the trust account consists of the proceeds of this Offering and the issuance of the Insider Warrants (as defined in Note 4) as well as $8,375,000 of deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The amount held in the trust account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Investment Company Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The remaining proceeds outside of the trust account, initially estimated at no more than $50,000, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing corporate general and administrative expenses. In addition, up to $2,450,000 of the interest earned on the funds held in the trust account may be released to fund expenses related to investigating and selecting a target business and other working capital requirements.

The Company will seek stockholder approval before it will affect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s initial stockholders, including its officers and directors who own any of the initial shares (“Initial

Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the then-holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering both exercise their conversion rights and vote against the Business Combination. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Offering the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against an approved Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their portion of the trust account, net of income taxes payable thereon, but less any interest that has been released to the Company for payment of working capital requirements, if a Business Combination is approved and completed.

The Company’s Certificate of Incorporation was amended prior to the Offering to provide that the Company will continue in existence only until November 7, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments approximate their carrying amounts presented in the accompanying balance sheet.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Net Loss per Common Share

Net loss per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed similar to basic net income per share, but includes the dilutive effect of shares issued pursuant to the Company’s outstanding warrants which are exercisable on the later of (i) the completion of a business combination or (ii) fifteen months after consummation of the Company’s initial public offering. Dilutive net loss per share is equal to baisic net loss per share because all potentially dilutive securities are ant-dilutive. Potential common stock equvalents that have been excluded are warrants to purchase 32,500,000 shares.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The Company has yet to file its first income tax returns Management does not plan on taking any uncertain tax positions when filing the Company’s tax returns consequently the Company has not recognized any liabilities under FIN 48. The Company will recognize interest and penalties related to uncertain tax positions as an operating expense in its statement of operations.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset of $20,000 for the tax effect of temporary differences resulting from the capitalization of substantially all of its operating expenses for income tax purposes. However, due to uncertainty related to the ultimate realization of this deferred tax asset, a fully offsetting valuation allowance was established since it is not more likely than not that the benefit will be realized.

The effective tax rate differs from the statutory tax rate of 35% due to the provision for state taxes and the establishment of the valuation allowance.

Note 3 — Initial Public Offering

In its initial public offering, effective November 7, 2007 (closed on November 14, 2007), the Company sold to the public 25,000,000 units (“Units”), with each Unit comprised of one share of common stock and one warrant (“Warrant”), at a price of $10.00 per Unit. Proceeds from the initial public offering totaled $231,754,450, which was net of $9,870,550 in underwriting and other expenses and $8,375,000 of deferred underwriting fees.

Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the completion of a Business Combination with a Target Business and November 7, 2008 and expiring November 7, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to cash settle or net cash settle the attempted warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Note 4 —Related Party Transactions

In July 2007, the Company issued 7,187,500 shares (“Initial Shares”) of common stock to the Staton Bell Blank Check LLC, an affiliate of certain of the Company’s officers and directors as well as certain directors (the “Initial Stockholders”) for $0.0035 per share or a total of $25,000. This includes an aggregate of 937,500 shares of common stock subject to forfeiture by the Staton Bell Blank Check LLC to the extent that the underwriters’ over-allotment is not exercised in full so that the Initial Stockholders collectively own 20% of the issued and outstanding shares of common stock after the offering.

The Company issued an unsecured promissory note totaling $350,000 to Staton Bell Blank Check LLC. The note is non-interest bearing and is payable on the earlier of July 18, 2008 or the consummation of the Offering by the Company. Due to the short-term nature of the notes, the fair value of the notes approximated their carrying amounts at $350,000. A portion of this note was repaid on November 14, 2007 and the remaining balance due Staton Bell Blank Check LLC at November 14, 2007 is $100,000.

The Company has agreed to pay $7,500 per month for office space and general and administrative services. The office space is being leased from Bell & Staton, Inc., an affiliate of the Company’s officers and directors. Services commenced on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. For the period ended November 14, 2007, the Company has incurred $1,750 of expense related to this agreement which is included in formation and operating costs in the accompanying Statement of Operations.

Staton Bell Blank Check LLC purchased 7,500,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $7,500,000) privately from the Company. This purchase took place simultaneously with the consummation of the Offering. All of the proceeds received from this private placement have been placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units issued in the Offering except that the Insider Warrants will be (i) exercisable on a “cashless basis”, and (ii) will not be redeemable by the Company so long as they are still held by the purchasers or their affiliates. Additionally, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until the later of one year from the effective date of the Offering and thirty days after the Company has completed a Business Combination.

Staton Bell Blank Check LLC has also agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $10,000,000 of the Company’s common stock in the open market, at market prices not to exceed the per share amount held in the trust account commencing on the later of (a) ten business days after the Company files a Current Report on Form 8-K announcing the Company’s execution of a definitive agreement for our initial business combination or (b)  60 calendar days after the end of the "restricted period" under Regualtion M and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by the Company’s stockholders. Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to purchase such securities in the event that Staton Bell Blank Check LLC is unable to satisfy its obligations under this agreement. Staton Bell Blank Check LLC will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination. Staton Bell

Blank Check LLC has agreed to vote all such shares of common stock purchased in the open market in favor of the Company’s initial business combination and such votes may be in opposition to the votes required to be voted with the majority. If no business combination is approved by the Company’s stockholders, Staton Bell Blank Check LLC has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.

The holders of the Initial Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities will be entitled to make up to two demands that we register such securities. The holders of the Initial Shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. The holders of a majority of the Insider Warrants (or underlying securities) will be able to elect to exercise these registration rights at any time after we consummate a business combination. In addition, such holders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which such securities are released from escrow. All of our initial stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in our stockholders having the right to exchange their shares for cash, securities or other property. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 5 - Commitments and contingencies

At the closing of the Offering, the Company paid a fee of 3.65% of the gross offering proceeds, including the over-allotment option, to the underwriters. In addition, the Company has committed to pay a deferred fee of 3.35% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company. The Company paid the underwriters $9,125,000 upon the closing of the Offering. The remaining $8,375,000 has been accrued by the company at November 14, 2007.

In addition to the previously described fee, the representative of the underwriter has been granted a 30-day option (expiring December 7, 2007) to purchase up to 3,750,000 Units (over and above the 25,000,000 Units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.